UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2008
(Date of Report/Date of earliest event reported)

SOUTHERN COPPER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 OTHER EVENTS

On January 29, 2008, Southern Copper Corporation (the “Company”) issued a press release announcing that its Board of Directors has approved a share repurchase program authorizing the Company to purchase up to $300 million of the Company’s Common Stock.  The Company indicated that share repurchases will take place from time to time based on market conditions and other factors, that the repurchase program has no expiration date and may be modified or discontinued at any time, and that any shares acquired will be available for general corporate purposes.

The Company further indicated that the Company intends to finance the share repurchase program through available cash.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

	99.1	Press release of Southern Copper Corporation dated January 29, 2008 announcing a $300 million share repurchase program.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation (Registrant)

By:	/s/ Genaro Guerrero Diaz Mercado
Vice President, Finance and Chief Financial Officer

Date: January 29, 2008

Exhibit Number	Exhibit
99.1	Press release of Southern Copper Corporation dated January 29, 2008 announcing a $300 million share repurchase program.